EXHIBIT 23.2

Robison, Hill and Co.
Certified Public Accountants


                          INDEPENDENT AUDITORS CONSENT

We consent to the reference to our firm under the caption "Experts."

/s/ Robison Hill and Co.
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    Robsion Hill and Co.
    Certified Public Accountants
    September 5, 2007